July 31, 2024

Sonoco Reports Second Quarter 2024 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its second quarter ended June 30, 2024.
Summary:

•Achieved GAAP net income attributable to Sonoco of $91 million, Adjusted EBITDA of $262 million, diluted earnings per share of $0.92 and diluted Adjusted earnings per share of $1.28
•Generated strong productivity of $51 million during the second quarter and $102 million during the first half of 2024
•Generated $275 million of operating cash flow and $96 million of Free Cash Flow during the first half of 2024
•Entered into an agreement on June 24, 2024, to acquire Eviosys for approximately $3.9 billion; expected to be completed in the fourth quarter of 2024
•Reaffirms full year 2024 guidance for Adjusted EBITDA, Adjusted earnings per share (“EPS”), and operating cash flow (excluding effects of the pending Eviosys acquisition and potential divestitures)

Second Quarter 2024 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	June 30, 2024	July 2, 2023	Change

Net sales[1]	$1,623	$1,705	(5)%
Operating profit	$140	$188	(25)%
Net income attributable to Sonoco	$91	$115	(21)%
EPS (diluted)	$0.92	$1.16	(21)%

[1]Net sales for the three months ended July 2, 2023 include $23 million from recycling operations. Effective January 1, 2024, recycling operations are conducted as a procurement function, hence, recycling sales margins are only reflected in cost of sales.

	Three Months Ended
Non-GAAP Results[2]	June 30, 2024	July 2, 2023	Change

Adjusted operating profit	$193	$211	(9)%
Adjusted EBITDA	$262	$275	(5)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$127	$136	(7)%
Adjusted EPS (diluted)	$1.28	$1.38	(7)%

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Sonoco Reports Second Quarter 2024 Results - Page 2
2 See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•Net sales decreased 5% to $1.6 billion primarily driven by the Protective Solutions (“Protexic”) divestiture, the closure of a thermoformed food packaging plant, the treatment of recycling operations as a procurement function beginning January 1, 2024 and lower selling prices; overall volumes were positive and up low single digits including the impact of acquisitions
•GAAP operating profit decreased to $140 million primarily due to higher acquisition-related costs, restructuring, and asset impairment charges; unfavorable price/cost was offset by higher productivity
•Effective tax rates on GAAP net income attributable to Sonoco and Adjusted Earnings were 23.5% and 25.5%, respectively, in Q2 2024, compared to 26.8% and 25.6%, respectively, in Q2 2023
•GAAP net income attributable to Sonoco decreased to $91 million resulting in GAAP EPS (diluted) of $0.92
•Adjusted Earnings decreased to $127 million resulting in Adjusted EPS (diluted) of $1.28
•Adjusted operating profit and Adjusted EBITDA decreased to $193 million and $262 million, respectively, primarily due to unfavorable price/cost in the Industrial Paper Packaging (“Industrial”) segment

“Sonoco delivered solid second quarter results with sequential growth in adjusted EBITDA and EPS,” said Sonoco’s President and CEO, Howard Coker. “While the pace of Consumer volume recovery remains muted, we were pleased to see low single digit organic volume improvements in Industrials. Importantly, productivity was $51 million in the second quarter bringing our first half 2024 total to $102 million, well ahead of our full year outlook. Our assertive actions to improve productivity from value creating capital and portfolio simplification has continued to yield results. In addition, we continued executing on our disciplined and dynamic capital deployment strategy by investing in capital and innovation projects while returning capital to shareholders.”

Second Quarter 2024 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) segment and Industrial, with all remaining businesses reported as All Other.

	Three Months Ended
Consumer Packaging	June 30, 2024	July 2, 2023	Change

Net sales	$928	$971	(4)%
Segment operating profit	$112	$101	11%
Segment operating profit margin	12%	10%
Segment Adjusted EBITDA[1]	$148	$134	11%
Segment Adjusted EBITDA margin[1]	16%	14%

•Consumer net sales were down 4% to $928 million primarily due to the closure of a thermoformed food packaging plant and lower pricing; the metal packaging business experienced year over year volume growth in both food and aerosol
•Segment operating profit margin increased to 12% and Adjusted EBITDA margin to 16% from continued strong productivity

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Sonoco Reports Second Quarter 2024 Results - Page 3

	Three Months Ended
Industrial Paper Packaging	June 30, 2024	July 2, 2023	Change

Net sales[2]	$601	$585	3%
Segment operating profit	$67	$87	(23)%
Segment operating profit margin	11%	15%
Segment Adjusted EBITDA[1]	$98	$115	(15)%
Segment Adjusted EBITDA margin[1]	16%	20%
•Industrial net sales increased 3% to $601 million from low single digit organic volume improvements in global paper and converted products and from acquisitions, partially offset by lower index-related pricing and lower sales related to the treatment of recycling as a procurement function effective January 1, 2024
•Segment operating profit margin decreased to 11% and Adjusted EBITDA margin to 16% as continued price/cost pressure and higher employee-related expenses that are not expected to persist, were only partially offset by strong productivity and the benefit of higher volumes

	Three Months Ended
All Other	June 30, 2024	July 2, 2023	Change

Net sales	$95	$149	(36)%
Operating profit	$14	$23	(39)%
Operating profit margin	15%	15%
Adjusted EBITDA[1]	$17	$26	(37)%
Adjusted EBITDA margin[1]	17%	18%
•Net sales declined 36% primarily due to the sale of Protexic
•Operating profit and Adjusted EBITDA declined by 39% and 37%, respectively, from the sale of Protexic, lower volumes and negative price/cost, partially offset by higher productivity

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
2Net sales for the three months ended June 30, 2023 include $23 million from recycling operations.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $140 million as of June 30, 2024, compared to $152 million as of December 31, 2023
•Total debt was $3.0 billion as of June 30, 2024, essentially flat compared to December 31, 2023
•On June 30, 2024, the Company had available liquidity of $1.4 billion, including the undrawn availability under its revolving credit facility
•Cash flow from operating activities for the first half of 2024 was $275 million, compared to $349 million in the same period of 2023
•Capital expenditures, net of proceeds from sales of fixed assets, for the first six months of 2024 were $179 million, compared to $90 million for the same period last year
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Sonoco Reports Second Quarter 2024 Results - Page 4
•Free Cash Flow for the first six months of 2024 was $96 million compared to $259 million for the same period of 2023. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release
•Dividends paid during the six months ended June 30, 2024 increased to $101 million compared to $98 million for the same period of the prior fiscal year

Announced Acquisition

On June 24, 2024, Sonoco announced it had entered into a definitive agreement to acquire Eviosys, a leading European manufacturer of food cans, ends and closures, from KPS Capital Partners, LP (“KPS”) (the “Transaction”) to expand Sonoco’s global leadership in metal food can and aerosol packaging. Both Sonoco’s metal business and Eviosys have demonstrated meaningful commercial momentum, and the Transaction is expected to facilitate Sonoco’s ability to partner with customers and lead with innovation and sustainability.

The Transaction advances Sonoco’s strategy of disciplined and high return capital allocation. Under the terms of the agreement, Sonoco agreed to acquire Eviosys from KPS for approximately $3.9 billion (€3.615 billion). The Transaction is expected to be immediately accretive to Adjusted EPS.

Sonoco is committed to maintaining its investment grade credit rating and intends to reduce its leverage following the Transaction with debt reduction from expanded divestitures and cash from operations.

The Transaction is expected to close by the end of 2024, subject to the completion of required works council consultations, the receipt of required regulatory approvals and other customary closing conditions.

Eviosys’ current CEO, Tomas Lopez, is expected to remain with Sonoco and lead Sonoco’s EMEA metal packaging business and Rodger Fuller, Chief Operating Officer, is expected to lead the integration effort.

Guidance(1)
Third Quarter 2024
•Adjusted EPS(2): $1.40 to $1.60

Full Year 2024
•Adjusted EPS(2): $5.00 to $5.30
•Cash flow from operating activities: $650 million to $750 million
•Adjusted EBITDA: $1,050 to $1,090

Commenting on the Company’s outlook, Coker said, “We expect sequential adjusted earnings per share improvement in the third quarter from seasonally higher volumes in Consumer, stable volumes in Industrials, and continued strong productivity. Our first half 2024 results reinforce our confidence in our ability to meet our current full year 2024 financial expectations.”
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Sonoco Reports Second Quarter 2024 Results - Page 5
(1)Guidance provided excludes any impact of the pending Eviosys acquisition or potential divestitures. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Third quarter and full year 2024 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, a quantitative reconciliation of Adjusted EPS guidance has been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Effective January 1, 2024, the Company integrated its flexible packaging and thermoformed packaging businesses within the Consumer segment in order to streamline operations, enhance customer service, and better position the business for accelerated growth. As a result, the Company changed its operating and reporting structure to reflect the way it now manages its operations, evaluates performance, and allocates resources. Beginning the first quarter of 2024, the Company’s consumer thermoformed businesses moved from the All Other group of businesses to the Consumer segment. The Company’s Industrial segment was not affected by these changes.

Investor Conference Call Webcast
The Company will host a conference call to discuss the second quarter 2024 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company's website for at least 30 days following the call.

Time:	Thursday, August 1, 2024 at 8:30 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at
https://register.vevent.com/register/BI190f2a214a1849ca9f81a765361a720e

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://edge.media-server.com/mmc/p/r2ewxj3d/

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports Second Quarter 2024 Results - Page 6
About Sonoco
With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 21,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “assume,” “believe,” “committed,” “continue,” “could,” “estimate,” “expect,” “forecast,” “focused,” “future,” “guidance,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “outlook,” “plan,” “potential,” “seek,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including third quarter and full year 2024 outlook and the anticipated drivers thereof; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; anticipated benefits of the proposed Transaction, including the satisfaction of conditions precedent thereto and the anticipated timing and financing thereof, and the anticipated benefits of the Transaction, including with respect to market leadership, strategic alignment, customer relationships, sustainability, innovation and cost synergies; expected benefits from divestitures, including the sale of Protexic and other potential divestitures; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification and capital allocation priorities; the effects of the macroeconomic environment and inflation on the Company and its customers; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the proposed Transaction and other acquisitions (and integrations thereof), divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the ability to receive regulatory approvals for the proposed Transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Transaction; conditions in the credit markets and the ability to obtain financing for the proposed Transaction on a favorable basis if at all; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed Transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the proposed Transaction on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks,
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Sonoco Reports Second Quarter 2024 Results - Page 7
uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Second Quarter 2024 Results - Page 8

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Net sales	$1,623,479	$1,705,290	$3,261,022	$3,435,073
Cost of sales	1,266,125	1,347,972	2,566,115	2,703,327
Gross profit	357,354	357,318	694,907	731,746
Selling, general, and administrative expenses	202,210	170,773	395,692	358,749
Restructuring/Asset impairment charges	19,250	6,057	50,868	34,871
Gain on divestiture of business and other assets	4,478	7,371	4,478	79,381
Operating profit	140,372	187,859	252,825	417,507
Non-operating pension costs	4,170	3,342	7,465	7,000
Net interest expense	26,085	32,340	53,747	65,010
Other income, net	5,867	—	5,867	—
Income before income taxes	115,984	152,177	197,480	345,497
Provision for income taxes	27,307	40,740	44,667	87,652
Income before equity in earnings of affiliates	88,677	111,437	152,813	257,845
Equity in earnings of affiliates, net of tax	2,274	3,312	3,411	5,168
Net income	90,951	114,749	156,224	263,013
Net income attributable to noncontrolling interests	(140)	(100)	(236)	(45)
Net income attributable to Sonoco	$90,811	$114,649	$155,988	$262,968

Weighted average common shares outstanding – diluted	99,241	98,872	99,199	98,740

Diluted earnings per common share	$0.92	$1.16	$1.57	$2.66
Dividends per common share	$0.52	$0.51	$1.03	$1.00

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Sonoco Reports Second Quarter 2024 Results - Page 9

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net sales:
Consumer Packaging	$927,729	$971,320	$1,838,306	$1,929,328
Industrial Paper Packaging	600,770	585,143	1,193,830	1,200,998
Total reportable segments	1,528,499	1,556,463	3,032,136	3,130,326
All Other	94,980	148,827	228,886	304,747
Net sales	$1,623,479	$1,705,290	$3,261,022	$3,435,073

Operating profit:
Consumer Packaging	$112,142	$101,115	$205,169	$197,608
Industrial Paper Packaging	66,958	87,040	132,802	181,407
Segment operating profit	179,100	188,155	337,971	379,015
All Other	13,865	22,785	30,990	45,345
Corporate
Restructuring/Asset impairment charges	(19,250)	(6,057)	(50,868)	(34,871)
Amortization of acquisition intangibles	(22,511)	(20,539)	(45,450)	(41,703)
Gains from divestiture of business and other assets	4,478	7,371	4,478	79,381
Acquisition, integration, and divestiture-related costs	(22,269)	(4,532)	(27,930)	(9,720)
Other operating charges, net	6,959	676	3,634	60
Operating profit	$140,372	$187,859	$252,825	$417,507

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Sonoco Reports Second Quarter 2024 Results - Page 10

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2024	July 2, 2023

Net income	$156,224	$263,013
Net (gains)/losses on asset impairments, disposition of assets and divestiture of business and other assets	11,509	(58,769)
Depreciation, depletion and amortization	180,045	163,817
Pension and postretirement plan (contributions), net of non-cash expense	(282)	1,039
Changes in working capital	(29,202)	910
Changes in tax accounts	(5,048)	3,327
Other operating activity	(37,757)	(24,754)
Net cash provided by operating activities	275,489	348,583

Purchases of property, plant and equipment, net	(179,361)	(89,837)
Proceeds from the sale of business, net	81,517	13,839
Cost of acquisitions, net of cash acquired	(3,281)	—
Net repayments	(71,244)	(76,240)
Cash dividends	(101,310)	(97,689)
Payments for share repurchases	(9,162)	(10,602)
Other, including effects of exchange rates on cash	(4,352)	3,724
Net (decrease)/increase in cash and cash equivalents	(11,704)	91,778
Cash and cash equivalents at beginning of period	151,937	227,438
Cash and cash equivalents at end of period	$140,233	$319,216

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Sonoco Reports Second Quarter 2024 Results - Page 11

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$140,233	$151,937
Trade accounts receivable, net of allowances	960,262	904,898
Other receivables	109,575	106,644
Inventories	732,573	773,501
Prepaid expenses	171,820	113,385
Total Current Assets	2,114,463	2,050,365
Property, plant and equipment, net	1,893,404	1,906,137
Right of use asset-operating leases	313,650	314,944
Goodwill	1,769,519	1,810,654
Other intangible assets, net	803,911	853,670
Other assets	259,717	256,187
Total Assets	$7,154,664	$7,191,957
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,133,321	$1,107,504
Notes payable and current portion of long-term debt	485,479	47,132
Accrued taxes	7,333	10,641
Total Current Liabilities	1,626,133	1,165,277
Long-term debt, net of current portion	2,541,929	3,035,868
Noncurrent operating lease liabilities	267,493	265,454
Pension and other postretirement benefits	140,011	142,900
Deferred income taxes and other	137,231	150,623
Total equity	2,441,867	2,431,835
	$7,154,664	$7,191,957

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Sonoco Reports Second Quarter 2024 Results - Page 12
Definition and Reconciliation of Non-GAAP Financial Measures

The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit”), reflect adjustments to the Company’s GAAP operating results to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective
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Sonoco Reports Second Quarter 2024 Results - Page 13
determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the three-month period ended June 30, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$140,372	$115,984	$27,307	$90,811	$0.92
Acquisition, integration and divestiture-related costs	22,269	22,269	5,706	16,563	0.17
Changes in LIFO inventory reserves	(1,418)	(1,418)	(356)	(1,062)	(0.01)
Amortization of acquisition intangibles	22,511	22,511	5,536	16,975	0.17
Restructuring/Asset impairment charges	19,250	19,250	3,190	16,116	0.16
Gain on divestiture of business and other assets	(4,478)	(4,478)	1,222	(5,700)	(0.06)
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	4,170	1,032	3,138	0.03
Net gains from derivatives	(3,485)	(3,485)	(876)	(2,609)	(0.03)
Other adjustments	(2,056)	(1,634)	(26)	(1,608)	(0.02)
Total adjustments	52,593	51,318	15,428	35,946	0.36
Adjusted	$192,965	$167,302	$42,735	$126,757	$1.28
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Second Quarter 2024 Results - Page 14

	For the three-month period ended July 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$187,859	$152,177	$40,740	$114,649	$1.16
Acquisition, integration and divestiture-related costs	4,532	4,532	990	3,542	0.03
Changes in LIFO inventory reserves	(1,575)	(1,575)	(395)	(1,180)	(0.01)
Amortization of acquisition intangibles	20,539	20,539	4,992	15,547	0.16
Restructuring/Asset impairment charges	6,057	6,057	1,325	4,669	0.05
Gain on divestiture of business and other assets	(7,371)	(7,371)	(1,825)	(5,546)	(0.06)
Non-operating pension costs	—	3,342	828	2,514	0.03
Net gains from derivatives	(4,288)	(4,288)	(1,070)	(3,219)	(0.04)
Other adjustments	5,187	5,187	212	4,975	0.06
Total adjustments	23,081	26,423	5,057	21,302	0.22
Adjusted	$210,940	$178,600	$45,797	$135,951	$1.38
Due to rounding, individual items may not sum appropriately.

	For the six-month period ended June 30, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$252,825	$197,480	$44,667	$155,988	$1.57
Acquisition, integration and divestiture-related costs	27,930	27,930	7,158	20,772	0.21
Changes in LIFO inventory reserves	(987)	(987)	(248)	(739)	(0.01)
Amortization of acquisition intangibles	45,450	45,450	11,109	34,341	0.35
Restructuring/Asset impairment charges	50,868	50,868	10,256	40,702	0.41
Gain on divestiture of business and other assets	(4,478)	(4,478)	1,222	(5,700)	(0.06)
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	7,465	1,855	5,610	0.06
Net gains from derivatives	(3,771)	(3,771)	(948)	(2,823)	(0.03)
Other adjustments	1,124	1,546	5,580	(4,034)	(0.04)
Total adjustments	116,136	118,156	35,984	82,262	0.83
Adjusted	$368,961	$315,636	$80,651	$238,250	$2.40
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Second Quarter 2024 Results - Page 15

	For the six-month period ended July 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$417,507	$345,497	$87,652	$262,968	$2.66
Acquisition, integration and divestiture-related costs	9,720	9,720	2,270	7,450	0.08
Changes in LIFO inventory reserves	(7,000)	(7,000)	(1,749)	(5,252)	(0.05)
Amortization of acquisition intangibles	41,703	41,703	10,119	31,584	0.32
Restructuring/Asset impairment charges	34,871	34,871	7,959	26,683	0.27
Gain on divestiture of business and other assets	(79,381)	(79,381)	(18,947)	(60,434)	(0.61)
Non-operating pension costs	—	7,000	1,737	5,263	0.05
Net losses from derivatives	1,797	1,797	448	1,348	0.01
Other adjustments	5,144	5,144	1,167	3,979	0.04
Total adjustments	6,854	13,854	3,004	10,621	0.11
Adjusted	$424,361	$359,351	$90,656	$273,589	$2.77
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Second Quarter 2024 Results - Page 16

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	June 30, 2024	July 2, 2023

Net income attributable to Sonoco	$90,811	$114,649
Adjustments:
Interest expense	29,640	34,284
Interest income	(3,555)	(1,944)
Provision for income taxes	27,307	40,740
Depreciation, depletion, and amortization	89,486	81,679
Non-operating pension costs	4,170	3,342
Net income attributable to noncontrolling interests	140	100
Restructuring/Asset impairment charges	19,250	6,057
Changes in LIFO inventory reserves	(1,418)	(1,575)
Gain from divestiture of business and other assets	(4,478)	(7,371)
Acquisition, integration and divestiture-related costs	22,269	4,532
Other income, net	(5,867)	—
Net gains from derivatives	(3,485)	(4,288)
Other adjustments	(2,056)	5,187
Adjusted EBITDA	$262,214	$275,392

Net Sales	$1,623,479	$1,705,290
Net Income Margin	5.6%	6.7%
Adjusted EBITDA Margin	16.2%	16.1%
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses. Total operating profit is comprised of the sum of reportable segment and All Other operating profit plus certain items that have been allocated to Corporate, including amortization of acquisition intangibles; restructuring/asset impairment charges; changes in LIFO inventory reserves; acquisition, integration and divestiture-related costs; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; and certain other items that were excluded from reportable segment and All Other operating profit.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the most directly comparable GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

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Sonoco Reports Second Quarter 2024 Results - Page 17

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended June 30, 2024
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$112,142	$66,958	$13,865	$(52,593)	$140,372
Adjustments:
Depreciation, depletion and amortization[1]	35,617	28,641	2,717	22,511	89,486
Equity in earnings of affiliates, net of tax	35	2,239	—	—	2,274
Restructuring/Asset impairment charges[2]	—	—	—	19,250	19,250
Changes in LIFO inventory reserves[3]	—	—	—	(1,418)	(1,418)
Acquisition, integration and divestiture-related costs[4]	—	—	—	22,269	22,269
Gains from divestiture of business[5]	—	—	—	(4,478)	(4,478)
Net gains from derivatives[6]	—	—	—	(3,485)	(3,485)
Other adjustments	—	—	—	(2,056)	(2,056)
Segment Adjusted EBITDA	$147,794	$97,838	$16,582	$—	$262,214

Net Sales	$927,729	$600,770	$94,980
Segment Operating Profit Margin	12.1%	11.1%	14.6%
Segment Adjusted EBITDA Margin	15.9%	16.3%	17.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $16,074, the Industrial segment of $6,231, and the All Other group of businesses of $206.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $11,163, the Industrial segment of $7,737, and the All Other group of businesses of $214.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(462) and the Industrial segment of $(956).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $177 and the Industrial segment of $215.
5Included in Corporate are gains from the divestiture of businesses including $(1,250) from the sale of the S3 business, part of the Industrial Paper Packaging segment, and $(3,228) from the sale of Protexic, part of the All Other group of businesses.
6Included in Corporate are net gains on derivatives associated with the Consumer segment of $(540), the Industrial segment of $(2,278), and the All Other group of businesses of $(667).

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Sonoco Reports Second Quarter 2024 Results - Page 18

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended July 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$101,115	$87,040	$22,785	$(23,081)	$187,859
Adjustments:
Depreciation, depletion, and amortization[1]	32,465	25,008	3,667	20,539	81,679
Equity in earnings of affiliates, net of tax	134	3,178	—	—	3,312
Restructuring/Asset impairment charges[2]	—	—	—	6,057	6,057
Changes in LIFO inventory reserves[3]	—	—	—	(1,575)	(1,575)
Acquisition, integration and divestiture-related costs[4]	—	—	—	4,532	4,532
Gain from divestiture of business and other assets[5]	—	—	—	(7,371)	(7,371)
Net gains from derivatives[6]	—	—	—	(4,288)	(4,288)
Other adjustments	—	—	—	5,187	5,187
Segment Adjusted EBITDA	$133,714	$115,226	$26,452	$—	$275,392

Net Sales	$971,320	$585,143	$148,827
Segment Operating Profit Margin	10.4%	14.9%	15.3%
Segment Adjusted EBITDA Margin	13.8%	19.7%	17.8%

1Included in Corporate is amortization of acquisition intangibles associated with the Consumer segment of $15,987, the Industrial segment of $2,565, and the All Other group of businesses of $1,987.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,015, the Industrial segment of $1,987, and the All Other group of businesses of $865.
3Included in Corporate are changes in LIFO inventory reserves associated with the Industrial segment of $(1,575).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $112 and the Industrial segment of $60.
5Included in Corporate is the gain from the sale of the Company’s U.S. BulkSak businesses associated with the Industrial segment in the amount of $(7,371).
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(650), the Industrial segment of $(2,835), and the All Other group of businesses of $(803).

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Sonoco Reports Second Quarter 2024 Results - Page 19

Adjusted EBITDA and Adjusted EBITDA Margin
	Six Months Ended
Dollars in thousands	June 30, 2024	July 2, 2023

Net income attributable to Sonoco	$155,988	$262,968
Adjustments:
Interest expense	60,860	68,516
Interest income	(7,113)	(3,506)
Provision for income taxes	44,667	87,652
Depreciation, depletion, and amortization	180,045	163,817
Non-operating pension costs	7,465	7,000
Net income attributable to noncontrolling interests	236	45
Restructuring/Asset impairment charges	50,868	34,871
Changes in LIFO inventory reserves	(987)	(7,000)
Gain from divestiture of business and other assets	(4,478)	(79,381)
Acquisition, integration and divestiture-related costs	27,930	9,720
Other income, net	(5,867)	—
Net (gains)/losses from derivatives	(3,771)	1,796
Other adjustments	1,124	5,144
Adjusted EBITDA	$506,967	$551,642

Net Sales	$3,261,022	$3,435,073
Net Income Margin	4.8%	7.7%
Adjusted EBITDA Margin	15.5%	16.1%

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Sonoco Reports Second Quarter 2024 Results - Page 20
The following tables reconcile Segment and Total Operating Profit, the most directly comparable GAAP measure of profitability, to Segment Adjusted EBITDA.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Six Months Ended June 30, 2024
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$205,169	$132,802	$30,990	$(116,136)	$252,825
Adjustments:
Depreciation, depletion and amortization[1]	71,082	57,144	6,369	45,450	180,045
Equity in earnings of affiliates, net of tax	47	3,364	—	—	3,411
Restructuring/Asset impairment charges[2]	—	—	—	50,868	50,868
Changes in LIFO inventory reserves[3]	—	—	—	(987)	(987)
Acquisition, integration and divestiture-related costs[4]	—	—	—	27,930	27,930
Gains from divestiture of business[5]	—	—	—	(4,478)	(4,478)
Net gains from derivatives[6]	—	—	—	(3,771)	(3,771)
Other adjustments	—	—	—	1,124	1,124
Segment Adjusted EBITDA	$276,298	$193,310	$37,359	$—	$506,967

Net Sales	$1,838,306	$1,193,830	$228,886
Segment Operating Profit Margin	11.2%	11.1%	13.5%
Segment Adjusted EBITDA Margin	15.0%	16.2%	16.3%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $32,176, the Industrial segment of $12,862, and the All Other group of businesses of $412.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $16,088, the Industrial segment of $30,340, and the All Other group of businesses of $1,362.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(370) and the Industrial segment of $(617).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $54 and the Industrial segment of $871.
5 Included in Corporate are gains from the divestiture of businesses including $(1,250) from the sale of the S3 business, part of the Industrial Paper Packaging segment, and $(3,228) from the sale of Protexic, part of the All Other group of businesses.
6 Included in Corporate are net gains from derivatives associated with the Consumer segment of $(583), the Industrial segment of $(2,467), and the All Other group of businesses of $(721).

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Sonoco Reports Second Quarter 2024 Results - Page 21

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Six Months Ended July 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$197,608	$181,407	$45,345	$(6,853)	$417,507
Adjustments:
Depreciation, depletion, and amortization[1]	65,015	49,886	7,213	41,703	163,817
Equity in earnings of affiliates, net of tax	209	4,959	—	—	5,168
Restructuring/Asset impairment charges[2]	—	—	—	34,871	34,871
Changes in LIFO inventory reserves[3]	—	—	—	(7,000)	(7,000)
Acquisition, integration and divestiture-related costs[4]	—	—	—	9,720	9,720
Gains from divestiture of business and other assets[5]				(79,381)	(79,381)
Net losses from derivatives[6]	—	—	—	1,796	1,796
Other adjustments	—	—	—	5,144	5,144
Segment Adjusted EBITDA	$262,832	$236,252	$52,558	$—	$551,642

Net Sales	$1,929,328	$1,200,998	$304,747
Segment Operating Profit Margin	10.2%	15.1%	14.9%
Segment Adjusted EBITDA Margin	13.6%	19.7%	17.2%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $32,213, the Industrial segment of $5,499, and the All Other group of businesses of $3,991.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $6,695, the Industrial segment of $26,531, and the All Other group of businesses of $918.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(6,103) and the Industrial segment of $(897).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $892 and the Industrial segment of $349.
5Included in Corporate are gains from the sale of the Company’s timberland properties in the amount of $(60,945), the sale of its S3 business in the amount of $(11,065), and the sale of its U.S. BulkSak businesses of $(7,371), all of which are associated with the Industrial segment.
6 Included in Corporate are net losses from derivatives associated with the Consumer segment of $297, the Industrial segment of $1,133, and the All Other group of businesses of $366.
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Sonoco Reports Second Quarter 2024 Results - Page 22

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Six Months Ended
FREE CASH FLOW	June 30, 2024	July 2, 2023

Net cash provided by operating activities	$275,489	$348,583
Purchase of property, plant and equipment, net	(179,361)	(89,837)
Free Cash Flow	$96,128	$258,746

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